UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2011

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 7, 2011, Hines Interests Limited Partnership (“Hines”) the sponsor of Hines Global REIT, Inc. (“Hines Global”) issued a press release relating to Hines Global’s acquisition of the Campus at Marlborough on October 28, 2011. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On October 28, 2011, a subsidiary of Hines Global acquired the Campus at Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The sellers, Bel Marlborough I LLC and Bel Marlborough II LLC, are not affiliated with Hines Global or its affiliates.  The net purchase price for Marlborough was approximately $103.0 million, exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its inital public offering along with the assumption of an existing $57.9 million mortgage loan with Bear Stearns Commercial Mortgage, Inc.  The mortgage loan has an interest rate of 5.21% and matures in December 2014.

    The estimated going-in capitalization rate for the Campus at Marlborough is approximately 8.04%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenants will perform under their lease agreements during the next 12 months.

Marlborough consists of 532,246 square feet of net rentable area that is 100% leased to six tenants.  Hologic, a developer, manufacturer, and supplier of diagnostic and medical imaging systems, leases 40% of the net rentable area, with a lease expiring in December 2018. Hewlett-Packard, a developer and manufacturer of computing, data storage, and networking hardware, designing software and delivering IT services, leases 25%, with a lease that expires in July 2016.  Wellington Management, an investment management company, leases 20%, with a lease that expires in December 2013.  The remaining space is leased to three tenants, none of which leases more than 10% of the net rentable area of the campus.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

99.1 Press Release of Hines, dated November 7, 2011

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

November 7, 2011	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Hines, dated November 7, 2011